EXHIBIT 23



 INDEPENDENT AUDITORS' CONSENT


 First Health Group Corp.:

 We consent to the incorporation by reference in the Registration Statements of First Health Group Corp. on Form S-8 (file numbers 333-57228, 333-57226, 333-68941, 333-68943, 33-26639, 33-26640, 33-42902, 33-43806, 33-43807, 33-
 87986 and 33-62747) of our reports dated February 19, 2001, appearing in and incorporated by reference in the Annual Report on Form 10-K of First Health Group Corp. for the year ended December 31, 2000.


 Deloitte & Touche LLP
 Chicago, Illinois
 March 22, 2001